            Separation Agreement with Release of All Claims

   This separation agreement with release of all claims  ("Agreement"), by and among The Provident Bank ("Bank"),  Provident  Financial  Group,
Inc. ("Provident") and Philip R. Myers ("Employee").  (Provident,  Bank
and their affiliates are referred to herein as the ("Employer")).

   NOW, THEREFORE, in consideration of this Agreement and of the mutual promises and covenants  hereinafter set forth, the parties hereto agree as follows:

   1)  Retirement.  Employee  irrevocably  agrees to  retire  effective
February 5, 2005. Until that time,  Employee shall retain his status as a full-time active employee of Bank.  Employee hereby resigns effective
February  5, 2002 as an officer  of  Employer.  During the period  from
February  6, 2002 until  February 5, 2005,  Employee  agrees to provide such  services  as  Employee  and  Employer  shall,  from time to time, mutually  agree to. The refusal by Employee to accept any assignment or project shall not be construed as a breach of this Agreement.

   2) Compensation to Employee.  Employee shall receive compensation at his  current  level  until  February  5, 2002 and shall be  eligible to receive  his full  bonus  for 2001 in  accordance  with the  Employer's
regular   compensation   practices.   Employer   agrees   to   continue
compensating  Employee for the period from February 6, 2002 to February
5,  2005 at a total  annual  compensation  rate  of  $350,000,  payable
bi-weekly,   less  the  reimbursement  for  any  benefits  pursuant  to
Paragraph 3 below, all subject to normal  withholding  taxes.  Employee shall not be  eligible  to  receive  bonus or other  compensation  with respect to the period after February 5, 2002. Should Employee die prior to  February  5, 2005,  his  widow,  or his  estate,  should his spouse pre-decease Employee, or his widow's estate if she dies after Employee, shall receive any remaining  compensation outlined in this Paragraph 2.
Except as set forth  herein,  Employee  shall  not be  entitled  to any additional compensation from Employer.

   3)  Benefits.  Employee  shall  continue to receive  those  standard benefits  provided to full time active  employees of Employer until the retirement  of Employee on February 5, 2005,  as such  benefits  may be amended  or  changed  from  time  to  time in the  sole  discretion  of
Employer,  with  the  exception  of the  benefits  listed  below.  This
Agreement shall not be construed to limit in any respect the Employer's right to establish,  amend,  modify or terminate  any benefit,  plan or policy.  For the period after February 5, 2002,  Employee shall pay the standard  employee portion of the cost for such benefits and shall also reimburse  Employer  for the  portion  of the  cost  of  such  benefits normally  paid by  Employer.  Such  costs  shall be  deducted  from the compensation  payable to the  Employee  pursuant to  Paragraph 2 above.
Costs to be reimbursed by Employee shall include,  without  limitation,
health,   dental,   life,  ADD  and  disability   insurance   premiums,
contributions and matching payments to the Retirement Plan and Deferred
Compensation  Plan.  Upon  retirement,  Employee  shall be  eligible to receive all standard  benefits then being offered to retired  employees at the time of Employee's retirement.

      (a) Deferred  Compensation  Plan.  Subsequent to January 1, 2002,
   Employee  shall  not defer  additional  compensation  to  Employee's
   Provident  Deferred   Compensation  Plan  Provident  ("Plan")  Stock
   Accounts.  All funds held in  Employee's  Provident  Stock  Accounts shall be transferred to Employee's Self Directed  Account  effective as of February 5, 2002.  Employee  shall be entitled to receive 1/12 of the Benefit,  if any,  payable  with  respect to Provident  Stock
   Accounts for the 2002 Plan Year,  determined for purposes of Section
   4.5(b) of the Plan as if Employee  separated  from  employment  with
   Employer  on  February  5, 2002.  Any  contribution  by  Employer to
   Employee's Self Directed Account for the Retirement Plan ESOP Credit
   or the Retirement  Plan Matching Credit pursuant to Sections 6.4 and
   6.5 of the  Deferred  Compensation  Plan for Plan Years  after 2001, shall be reimbursed to Employer by Employee.

      (b) Split  Dollar  Insurance.  Pursuant to the  Employer's  Split
   Dollar Insurance Program and a Split Dollar Agreement dated July 24,
   1995  between the Bank and The  Provident  Bank,  as Trustee for the
   Philip R. Myers Trust U/A dated December 1, 1981, as amended,  and a
   Split Dollar  Insurance  Agreement  between The  Provident  Bank, as
   Trustee for the Myers  Liquidity Trust u/a dated September 18, 1990, the Bank has purchased two policies of insurance on Employee's  life and has agreed to loan to Employee's  Trusts  certain  amounts to be used by Employee's  Trusts to pay a portion of the annual premium on the policies,  with any excess premium due being the  responsibility of Employee's Trusts.  Bank shall continue to pay its portion of the premium  due on the  policies,  determined  in  accordance  with its customary  procedures,  until February 5, 2005 and Employee's Trusts shall pay the  remainder of the premium due.  Amounts  loaned to the
   Trusts under the Split Dollar Agreement shall be payable to Employer upon Employee's retirement pursuant to the terms of the Split Dollar
   Agreement.

      (c) Excess Benefit Plan.  Employee currently  participates in the
   Provident Excess Benefit Deferred  Compensation Plan. Employee shall not receive  any  Employer  contributions  to such plan for the Plan
   Years subsequent to the 2001 Plan Year.

      (d) Supplemental  Executive  Retirement Plan.  Employee currently participates  in the Employer's  Supplemental  Executive  Retirement
   Plan  ("SERP").  Employee and Employer agree that for the purpose of the SERP  only,  Employee  shall be  deemed to have  terminated  his employment with Employer on February 5, 2002 and Employee shall only be entitled to the Termination  Benefit provided by Article 5 of the
   SERP computed assuming Employee's  employment terminated on February
   5,  2002.  Employee  shall  not be  entitled  to  receive  any other benefits from the SERP and shall not be an active participant in the
   SERP after  February 5, 2002.  For purposes of computing  Employee's
   "Years  of  Credited  Service"  under  the SERP,  all  service  with
   American  Financial  Corporation  and its affiliates  shall count as
   Years of Credited Service with Employer.

   4) Stock Options.  Employee currently is the holder of certain stock options granted to Employee by Provident. Employee agrees that the term of any of such stock options which by its original  terms expires after
March 1,  2004,  is hereby  amended  to  provide  that the term of such option shall  expire on March 1, 2004.  Notwithstanding  the  preceding sentence,  should  Employee die prior to the  expiration of any of such options,  Employee's  estate,  or  those  persons  to whom  any of such options may have been  transferred  as  permitted  by the terms of such options, may exercise any of such options during the period expiring on the earlier of (i) one year after the date of Employee's death, or (ii)
ten years  after the date of grant of the option in  question.  Further notwithstanding the forgoing,  in the event Provident has, prior to the expiration of any of such options,  entered into a definitive agreement providing  for the  merger,  other than a merger for the purpose of the redomestication  of  Provident  not  involving  a  change  in  control, consolidation,  exchange or other transaction in which Provident is not the  surviving  corporation  or in  which  the  outstanding  shares  of
Provident are converted into cash,  other securities or other property, the term of any of such options which has not expired prior to the date of such  definitive  agreement  shall be extended to such date which is thirty  (30)  days  following  the  latter  of  (i)  the  date  of  the consummation  of such  transaction,  or  (ii)  the  date of the  public announcement of the abandonment of such transaction; provided, however, that in no event  shall  any of such  options  be  excisable  after the expiration of ten years from the date of grant of such options.  Except as amended  hereby,  the original terms of such options shall remain in full force and effect.

   5) Life Insurance. Employer currently is the owner of a Metropolitan
Life  Insurance  Company  policy in the face amount of two million five hundred thousand dollars ($2,500,000) on the life of Employee. Employer shall  assign the  ownership  of such  policy to  Employee on or before
February  5, 2002 upon the  payment by Employee to Employer of the cash surrender value of such policy on the date of payment.

   6)  Non-Disclosure.  The Employer and Employee  agree that each will keep the terms and provisions of this Agreement completely confidential with  the  exception  that a copy of this  Agreement  will be  filed by
Provident with the Securities Exchange Commission ("SEC") and reference to the terms of the Agreement may be included in certain SEC filings by
Provident.  Employee  further  agrees not to disclose  any  information concerning this Agreement to anyone, including, but by no means limited to, any past,  present or  prospective  customer,  client,  employee or applicant for employment  with Employer.  Nothing herein shall preclude
Employee from  disclosing the terms and conditions of this Agreement to his immediate  family,  his attorney or his  accountant and pursuant to any court action or subpoena.  Employee  further agrees to refrain from making critical, negative or disparaging statements about the Employer, their officers,  managers, agents or employees and agrees to do nothing to damage the reputation or goodwill of the Employer.  The Employer and its  senior  management  and  directors  agree to refrain  from  making critical, negative or disparaging statements of any kind about Employee and agrees to do nothing to damage the reputation of Employee.

   7) Re-Employment. Employee specifically acknowledges and agrees that at no time shall he seek or accept re-employment with the Employer.

   8)  Confidentially.  Employee agrees not to misuse or divulge to any person or entity,  in any way or form, any  proprietary  information of the  Employer,  or any of its  affiliates,  subsidiaries  or divisions, including  customer  lists,  prices,  pricing  policies,  processes  or methods of operations  or plans,  and not to remove or copy any records or materials of the Employer, or any of its affiliates, subsidiaries or divisions, and not to attempt to induce, either directly or indirectly,

any  present  or  future  officers  of  the  Employer,  or  any  of its affiliates, subsidiaries or divisions, to leave such employment.

   9) Release; Indemnification. On his own behalf, and on behalf of all other persons,  including his heirs,  successors and assigns,  Employee hereby waives, releases,  discharges and covenants not to sue, or bring any legal  actions or suits  against  the  Employer,  their  directors,
officers,  managers,  agents  or  employees,   successors,  assigns  or
affiliated  entities,  with respect to any issue or issues relating to, or  arising  out of, or which  could  have  arisen  out of,  Employee's employment  with Employer,  or Employee's  retirement  pursuant to this
Agreement,  including any  grievances,  demands,  complaints,  suits or disputes based on race,  color,  religion,  age, sex,  marital  status, national origin, handicap, disability or ancestry, retaliation or other civil rights  claims,  causes of action,  rights,  damages,  covenants, contracts,  agreements,  judgments or claims or other monetary  amounts claimed  due and  owing  of any  nature  whatsoever,  whether  known or unknown,  foreseen or unforeseen,  including  actions based on tortuous conduct or breach of contract,  promissory estoppel or covenant of good faith, except those obligations of Employer expressly set forth in this
Agreement.

   On his own behalf, and on behalf of all other person,  Employee also agrees not to threaten,  initiate, pursue or assist anyone in asserting any claim,  cause of action or  lawsuit  against  Employer  based on or relating  to  Title  VII of the  Civil  Rights  Act of  1964,  the  Age
Discrimination in Employment Act of 1967, or any other federal or state law,  regulation,  common law or public  notice,  concerning any matter arising  out of or related  in any way to  Employee's  employment  with
Employer or the ending of such employment.

   Employer  hereby waives,  releases,  discharges and covenants not to sue  Employee  with  respect  to any and all  claims,  damages,  suits, demands,  judgments or any other forms of liability  arising out of, or which  could  have  arisen  out  of,  Employee's  employment  with  the
Employer,  or any related activities,  through February 5, 2002, except those obligations of Employee  expressly set forth in this Agreement or in any other written  agreement with Employer or any liability  arising out of the  willful  misconduct  of  Employee  or an act or omission of
Employee  undertaken  with  deliberate  intent  to cause  injury to the
Employer or undertaken  with reckless  disregard for the best interests of the Employer.

   Employee shall be entitled to the right to indemnification  provided to officers and directors of Employer  pursuant to the Employer's  Code of Regulations,  as such right to indemnification exists on February 5,
2002.

   10) Miscellaneous.

      (a) It is  understood  and agreed that  Employee has been advised that:

         (i) He has  twenty-one  (21)  days  from the date  that he was first given a copy of the offer of the Agreement, within which to decide whether to accept the offer of this Agreement,

         (ii) He has seven (7) days after  signing  this  Agreement  to
      notify   Employer  in  writing  of  his  desire  to  revoke  this
      Agreement, and

         (iii) He should consult with an attorney  before acting on the offer of this Agreement.

      (b) It is specifically agreed that this Agreement constitutes the complete  understanding  between Employee and Employer,  and that no other  promises,  policies,  or agreements  shall be binding  unless subsequently signed by each.

      (c) Employee and Employer agree that the  substantive  law of the
   State of Ohio  shall  govern  and  control  every  issue or  dispute relating to the  interpretation or enforcement of this Agreement and that any legal action relating to this Agreement will be brought and maintained  only in the Court of Common  Pleas of  Hamilton  County,
   Ohio.

      (d) If any provision of this Agreement is rendered  unenforceable by legislation or judicial  decision,  then such provision  shall be deemed  modified  or  omitted to the  extent  necessary  to make the remaining provisions of this Agreement enforceable.

      (e) This Agreement  represents the culmination of fully disclosed and  negotiated  concerns of Employer  and  Employee,  and  Employee agrees he has been provided the  opportunity  to thoroughly  discuss all aspects of this Agreement with his private advisors or attorneys and  that  he has  carefully  read  all  terms  and  provisions  and understands each of them and that his agreement hereto is completely voluntary.

      (f)  This  Agreement  shall  be  binding  upon  Employer,   their
   successors and assigns, including any entity into which Employer may be consolidated or merged, and shall be equally binding on Employee, his heirs, assigns and executors.

   11) Waiver of Jury Trial. As a specifically bargained inducement for the  employer  to enter  into  this  Agreement,  and after  having  the opportunity to consult  counsel,  employee hereby  expressly waives the right to trial by jury in any  lawsuit or  proceeding  relating to this
Agreement.

         [Signature page follows]

   The parties  hereto have signed this  Agreement  this _______ day of
____________, 2001.

WITNESSES:                        Provident Financial Group, Inc.

       _________________________  By: _________________________________

       _________________________  Title: ______________________________

WITNESSES:                        The Provident Bank

       _________________________  By: _________________________________

       _________________________  Title: ______________________________

WITNESSES:                        Employee

       _________________________         ______________________________

       _________________________